Exhibit (c)(9)

CONFIDENTIAL Project Gaia Update on Comparable Peers Merrill Lynch Japan Securities Investment Banking Division July 22, 2020

CONFIDENTIAL Notice to Recipient Confidential ?Bank of America? and ?BofA Securities? are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (?Investment Banking Affiliates?), including, in the United States, BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp., both of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Bank of America and BofA Securities entities (for example Bank of America Merrill Lynch International Designated Activity Company and BofA Securities Europe SA) and branches provide financial services to the clients of Bank of America and BofA Securities and may outsource/delegate the marketing and/or provision of certain services or aspects of services to other branches or members of the BAC Group (for example in the UK). Your service provider will remain the entity/branch specified in your onboarding documentation and/or other contractual or marketing documentation even where you communicate with staff that operate from a different entity or branch which is acting for and on behalf of your contractual service provider in their communications with you. If you are unsure who your contractual service provider is or will be please contact your usual contact. For Bank of America or BofA Securities entities in EMEA, please see additional information via the following link: https://www.bofaml.com/content/dam/boamlimages/documents/articles/ID17_1174/bofaml_entity_list.pdf Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guaranteed. These materials have been prepared by one or more subsidiaries of Bank of America Corporation for the Special Committee of the Board of Directors (the ?Committee?) of the company code-names ?London?, (the ?Company?) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with us. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by us. We assume no responsibility for independent investigation or verification of such information (including, without limitation, data from third party suppliers) and have relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by us in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Bank of America Corporation or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. These materials are for discussion purposes only and are subject to our review and assessment from a legal, compliance, accounting policy and risk perspective, as appropriate, following our discussion with the Committee. We assume no obligation to update or otherwise revise these materials. These materials have not been prepared with a view toward public disclosure under applicable securities laws or otherwise, are intended for the benefit and use of the Committee, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without our prior written consent. These materials may not reflect information known to other professionals in other business areas of Bank of America Corporation and its affiliates. Any League Tables referenced within these materials have been prepared using data sourced from external third party providers as outlined in the relevant footnotes where applicable. For persons wishing to request further information regarding these third party providers and the criteria and methodology used to prepare a league table please contact your usual Bank of America or BofA Securities representative/Relationship Manager. Bank of America Corporation and its affiliates (collectively, the ?BAC Group?) comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and strategic advisory services and other commercial services and products to a wide range of corporations, governments and individuals, domestically and offshore, from which conflicting interests or duties, or a perception thereof, may arise. In the ordinary course of these activities, parts of the BAC Group at any time may invest on a principal basis or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions, for their own accounts or the accounts of customers, in debt, equity or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, potential counterparties or any other company that may be involved in a transaction. Products and services that may be referenced in the accompanying materials may be provided through one or more affiliates of Bank of America Corporation. We have adopted policies and guidelines designed to preserve the independence of our research analysts. The BAC Group prohibits employees from, directly or indirectly, offering a favorable research rating or specific price target, or offering to change a rating or price target to a subject company as consideration or inducement for the receipt of business or for compensation and the BAC Group prohibits research analysts from being directly compensated for involvement in investment banking transactions. The views expressed herein are the views solely of Global Corporate and Investment Banking, and no inference should be made that the views expressed represent the view of the firm?s research department. We are required to obtain, verify and record certain information that identifies the Company, which information includes the name and address of the Company and other information that will allow us to identify the Company in accordance, as applicable, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and such other laws, rules and regulations as applicable within and outside the United States. We do not provide legal, compliance, tax or accounting advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by us to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then the statement expressed herein is being delivered to support the promotion or marketing of the transaction or matter addressed and the recipient should seek advice based on its particular circumstances from an independent tax advisor. Notwithstanding anything that may appear herein or in other materials to the contrary, the Company shall be permitted to disclose the tax treatment and tax structure of a transaction (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or any nonpublic commercial or financial information (except to the extent any such information relates to the tax structure or tax treatment)) on and after the earliest to occur of the date of (i) public announcement of discussions relating to such transaction, (ii) public announcement of such transaction or (iii) execution of a definitive agreement (with or without conditions) to enter into such transaction; provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply.

CONFIDENTIAL Market Price Analysis Share Price Performance(1) JPY vs 2019/12/20 13,000 LINE +4.9% 2020/7/17 (% Change vs. Kakao +116.7% 2019/12/20) CyberAgent +52.3% Tencent +38.9% Kakao Facebook +17.3% +116.7% 11,000 Alphabet +12.3% Twitter +11.5% Kakaku (4.2%) TOPIX (9.2%) Recruit HD (11.0%) 9,000 CyberAgent +52.3% Tencent +38.9% Facebook +17.3% 7,000 Alphabet +12.3% Twitter +11.5% LINE JPY 5,520 +4.9% 5,000 Kakaku -4.2% TOPIX -9.2% Recruit HD -11.0% 3,000 2019/12/20 2020/1/20 2020/2/20 2020/3/20 2020/4/20 2020/5/20 2020/6/20 2020/7/17 1 Source Company Information, FactSet as of July 17, 2020 (1) Share price is indexed based on LINE share price as of 2019/12/20

CONFIDENTIAL Trading Comparable Analysis Trading Comparable Summary for Overall LINE Corporation 2020/7/17 %Change vs. 2019/12/20 EV (3.9)% 39.6% 17.3% 13.3% 13.4% 144.7% (11.1)% 56.6 % CY2020 Sales (9.7)% 25.6% 10.2% (4.6)% 4.4% 24.5% (8.6)% (1.4)% CY2021 Sales (4.9)% 24.3% 12.3% 1.4% 6.7% 22.3% (8.9)% (1.3)% CY2020 EV/Sales 2019/12/20 ? 2020/7/17 Average: 5.5x ? 6.5x 9.7x 9.7x Median: 5.7x ? 7.2x 10x 9.1x 8.7x 8.2x 7.7x 7.5x 8x 7.0x 6.3x 5.5x 6x 5.1x 3.5x 4x 2.7x 2.6x 1.5x 2x 0.9x 0x CY2021 EV/Sales 2019/12/20 ? 2020/7/17 Average: 4.8x ? 5.5x 10x 8.6x 8.5x Median: 4.9x ? 6.0x 7.1x 7.9x 8x 6.6x 6.4x 6.1x 5.5x 5.8x 6x 4.6x 4.3x 4x 2.9x 2.6x 2.5x 1.4x 2x 0.9x 0x Primary Comparable Company Multiple as of 2019/12/20 Other relevant Comparable Companies Multiple as of 2020/7/17 2 Source: Company disclosures, Factset as of July 17, 2020; LINE projections Multiple %Change vs. 2019/12/20 Note: Adjusted for stock options based on treasury stock method based on latest relevant annual, semiannual, or quarterly disclosures figures

CONFIDENTIAL Implied Share Price Analysis Based on Exchange Ratio Share Price Performance Since Jan, 2019 LINE Corporation Implied Share Price Performance Based on Share Exchange Ratio (ZHD/LINE) : 1/11.75 2019/11/18 2020/6/30 Implied Share Price: JPY 4,959 Implied Share Price: JPY 6,181 Z Holdings Price: JPY 422 Z Holdings Price: JPY 526 Announced LINE Corporation and Yahoo Japan?s merger Announced the delay of the Joint Tender Offer 2019/11/14 because of some delays in anti-trust procedures due in JPY part to the impact of the global spread of COVID-19 Implied Share Price: JPY 5,276 2020/7/17 Price 7,000 Z Holdings Price: JPY 449 1,400 News sources reported LINE and Yahoo Japan are in discussions for a merger 2019/12/23 Implied Share Price: JPY 5,158 1,300 LINE 2019/11/13 Z Holdings Price: JPY 462 Implied Share Price JPY 5,969 Implied Share Price: JPY 4,512 Submission of valuation book (11.75x ZHD?s share price) 6,000 1,200 Z Holdings Price: JPY 384 LINE Prior to the leak date Market Share Price JPY 5,520 1,100 Final Offer Price JPY 5,380 5,000 1,000 900 4,000 800 700 3,000 600 Z Holdings 500 JPY 508 400 400 300 200 200 100 0 0 2019/1/1 2019/3/14 2019/5/25 2019/8/5 2019/10/16 2019/12/27 2020/3/8 2020/5/19 2020/7/17 3 Source Company Information, FactSet as of July 17, 2020

CONFIDENTIAL Appendix

CONFIDENTIAL

Trading Comparable Analysis

Trading Comparable Summary

#	Company Name	Mkt Value (USD mm)	Ent Value (USD mm)	EV/Sales CY20 (x)	EV/Sales CY21 (x)	EV/EBITDA CY20 (x)	EV/EBITDA CY21 (x)	EBITDA Margin CY20 (%)	EBITDA Margin CY21 (%)	CAGR ('19~'21) Sales (%)	CAGR ('19~'21) EBITDA (%)	CAGR ('19~'21) EPS (%)
	LINE Corp.	12,509	12,689	5.3x	4.3x	NM	67.7x	-3.1%	6.4%	17.6%	NM	NM
	Z Holdings Corporation	22,581	27,086	2.5x	2.2x	11.3x	9.9x	22.1%	22.3%	12.9%	NM	NM
Comps for Overall LINE Corporation and Core Business : Global Messengers/Platforms & Japanese Internet/Ad												
1	Alphabet Inc.	1,035,432	935,007	5.5x	4.6x	16.3x	13.2x	33.7%	34.7%	12.4%	10.0%	5.3%
2	Facebook, Inc.	689,568	639,956	8.2x	6.6x	17.4x	14.0x	47.3%	47.4%	16.8%	7.1%	23.1%
3	Tencent Holdings Ltd.	644,154	657,008	9.7x	7.9x	26.4x	21.9x	36.7%	36.2%	24.7%	23.5%	25.6%
4	Recruit Holdings Co., Ltd.	55,468	55,417	2.6x	2.5x	21.5x	19.6x	12.3%	12.8%	-0.3%	-2.3%	-1.0%
5	Twitter, Inc.	28,175	24,640	7.5x	6.1x	30.3x	21.6x	24.7%	28.4%	7.8%	-2.9%	-52.9%
6	Kakao Corp.	22,963	22,079	7.0x	5.8x	41.0x	31.2x	17.0%	18.6%	22.0%	42.9%	NM
8	CyberAgent, Inc.	6,914	6,708	1.5x	1.4x	15.5x	13.6x	9.7%	10.4%	5.3%	13.6%	101.9%
7	Kakaku.com, Inc.	5,156	4,963	9.7x	8.6x	20.5x	18.4x	47.2%	46.6%	2.0%	-1.2%	-1.6%
	Average			**6.5x**	**5.5x**	**23.6x**	**19.2x**	**28.6%**	**29.4%**	**11.3%**	**11.3%**	**14.3%**
	Median			**7.2x**	**6.0x**	**21.0x**	**19.0x**	**29.2%**	**31.5%**	**10.1%**	**8.5%**	**5.3%**
(Reference Only) Comps for Strategic Business: Payment Providers												
1	Shopify, Inc.[1]	112,956	109,275	50.3x	37.2x	NM	NM	2.1%	3.1%	36.5%	13.2%	46.0%
2	Square, Inc.	57,818	57,449	23.8x	18.3x	NM	NM	7.5%	16.8%	17.8%	12.5%	4.9%
4	Afterpay Limited[2]	12,670	12,354	26.0x	16.4x	NM	NM	4.5%	10.9%	68.0%	134.3%	NM
3	PagSeguro Digital Ltd.	11,875	11,196	9.3x	7.3x	25.8x	18.6x	36.1%	38.9%	13.5%	13.8%	14.0%
5	Zip Co Ltd.	1,610	2,234	13.0x	7.6x	NM	NM	-10.5%	-1.9%	85.4%	-25.7%	-4.1%
	Average			**24.5x**	**17.3x**	**25.8x**	**18.6x**	**7.9%**	**13.6%**	**44.2%**	**29.6%**	**15.2%**
	Median			**23.8x**	**16.4x**	**25.8x**	**18.6x**	**4.5%**	**10.9%**	**36.5%**	**13.2%**	**9.5%**

: Primary Comparable Company (highlighted: Kakao Corp.)

Source: Company disclosures as of March 31, 2020 (unless otherwise noted), Factset as of July 17, 2020; LINE projections

Note: Adjusted for stock options based on treasury stock method based on latest relevant annual, semiannual, or quarterly disclosures figures

Note: Payment Comps are shown only for reference purpose

(1) Number of shares is adjusted for 2.2mm of Class A subordinate voting shares (incl. over-allotment) related to the public offering announced on May 7, 2020

(2) Number of shares is adjusted for 9.8mm of Institutional Placement announced on July 8, 2020

4

CONFIDENTIAL

Market Price Analysis

Share Price Performance (3 Years) (1)

	vs 2017/7/17	vs 2018/1/1	vs 2019/1/1	vs 2019/12/20
LINE	+42.5%	+20.1%	+46.2%	+4.9%
Kakao	+223.4%	+137.2%	+215.5%	+116.7%
Recruit HD	+86.7%	+28.7%	+35.3%	(11.0%)
Tencent	+82.8%	+28.3%	+65.9%	+38.9%
Twitter	+79.6%	+49.1%	+24.6%	+11.5%
Kakaku	+61.8%	+40.8%	+38.2%	(4.2%)
CyberAgent	+59.8%	+33.0%	+37.8%	+52.3%
Alphabet	+55.4%	+44.0%	+45.2%	+12.3%
Facebook	+51.5%	+37.2%	+84.6%	+17.3%
TOPIX	(3.2%)	(13.4%)	+5.3%	(9.2%)


(JPY)
15,000
12,500
10,000
7,500
5,000
2,500
2017/7/17
2018/1/17
2018/7/17
2019/1/17
2019/7/17
2020/1/17
2020/7/17
2020/7/17 (% Change vs. 2017/7/17)
Kakao +223.4%
Recruit HD +86.7%
Tencent +82.8%
Twitter +79.6%
Kakaku +61.8%
CyberAgent +59.8%
Alphabet +55.4%
Facebook +51.5%
LINE JPY 5,520 +42.5%
TOPIX -3.2%

5

Source : Company Information, FactSet as of July 17, 2020

(1) Share price is indexed based on LINE share price as of 2017/7/17

CONFIDENTIAL Next Twelve Months Multiple Analysis NTM EV / Sales 3 Year 2 Year 1 Year 6 Month 3 Month LINE Average 4.2x 3.9x 4.3x 4.8x 4.9x NTM EV / Sales ? Last Three Years LINE Peers Average(1) 5.0x 4.8x 4.9x 5.0x 5.4x Kakao Average 3.4x 3.2x 3.5x 4.1x 4.9x (1) Average Discount to Peers (0.9x) (0.9x) (0.5x) (0.2x) (0.5x) (1) LINE High 5.8x 5.1x 5.0x 5.0x 5.0x LINE Low 2.5x 2.5x 2.7x 4.3x 4.7x 7.5 x 2020/6/30 Announced the delay of the Joint Tender Offer because of some delays in anti- 7.0 x trust procedures due in part to the impact of the global spread of COVID-19 2019/12/23 6.5 x Submission of valuation book Kakao: 2019/11/18 6.3x 6.0 x Announced LINE Corporation and Yahoo Japan?s merger 2019/11/13 LINE Peers(1): 5.5 x News source reported LINE and Yahoo 6.0x Japan are in discussions for a merger 5.0 x LINE: 5.0x 4.5 x 4.0 x 3.5 x 3.0 x 2.5 x 2.0 x 2017/7/17 2018/1/17 2018/7/17 2019/1/17 2019/7/17 2020/1/17 2020/7/17 Source: Factset as of July 17, 2020. 6 Note: Adjusted for stock options based on Factset. Not including ?other current financial assets? and ?other current financial liabilities? in net debt calculations (1) LINE peers include Alphabet, CyberAgent, Facebook, Kakaku, Kakao, Recruit, Tencent, Twitter